                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K


                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 2, 2001
                                                        -----------------------



                               CUMULUS MEDIA INC.
-------------------------------------------------------------------------------
            (Exact Name of Registrant as specified in its character)



          ILLINOIS                   000-24525                36-4159663
-------------------------------------------------------------------------------
(State or other jurisdiction      (Commission File          (IRS Employer
      of incorporation)               Number)             Identification No.)



         3535 Piedmont Road, Building 14, 14th Floor, Atlanta, GA  30305
-------------------------------------------------------------------------------
               (Address of Principal Executive Offices)          (Zip Code)



       Registrant's telephone number, including area code: (404) 949-0700
                                                           --------------------


                                      NONE
-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

         On January 18, 2001, Cumulus Broadcasting, Inc. and Cumulus Wireless Services, Inc., wholly owned subsidiaries of Cumulus Media Inc., and Cumulus Licensing Corp., a wholly owned subsidiary of Cumulus Broadcasting (collectively, "Cumulus Media, Inc." or the "Company") completed substantially all of the third and final phase of an asset exchange and sale transaction with Clear Channel Communications (NYSE:CCU) and its subsidiaries ("Clear Channel"). Pursuant to the terms of the third phase, the Company would transfer 44 stations in 8 markets to Clear Channel in exchange for 4 stations in 1 market plus $51.2 million of initial cash proceeds. Upon receipt of regulatory approval for 1 of the stations being sold pursuant to the third phase, and satisfaction of certain other post-closing conditions, the Company will receive $1.0 million of additional cash proceeds. On October 2, 2000, the Company received $15.0 million of cash proceeds in connection with the third phase, and on January 18, 2001, the Company received $36.2 million of cash proceeds from the third phase. The series of asset exchange and sale agreements between the Company and Clear Channel are described in chronological order below.

         On March 5,2000 Cumulus Media Inc. entered into a Asset Purchase Agreement (the "Phase 1 Purchase Agreement") with Capstar Radio Operating Company ("Capstar ROC") and Capstar TX Limited Partnership ("Capstar TX"), entities controlled by Clear Channel to facilitate the acquisition and disposition of certain radio station assets. Also on March 5, 2000 Cumulus Media Inc. entered into an Asset Exchange Agreement (the "Phase 1 Exchange Agreement") with Capstar ROC and Capstar TX pursuant to which the parties agreed to exchange the Clear Channel Station Assets (defined therein) and the Exchange Party Station Assets (defined therein). The parties intended the transaction contemplated by this Exchange Agreement to be a like-kind exchange in accordance with the provisions of Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code").

         On June 5, 2000 the parties to the Phase 1 Purchase Agreement and the Phase 1 Exchange Agreement entered into an Amendment (the "First Amendment") in which the Exchange Agreement and the Phase 1 Purchase Agreement were amended to, among other things, 1) modify the radio station assets to be included in the Phase 1 Exchange Agreement; and 2) modify the purchase price under the Phase 1 Purchase Agreement and the cash amount under the Phase 1 Exchange Agreement.

         On July 17, 2000 the parties to the Phase 1 Purchase Agreement and the Phase 1 Exchange Agreement entered into a Second Amendment (the "Second Amendment") whereby the Phase 1 Exchange Agreement and the Phase 1 Purchase Agreement were amended to, among other things, 1) further modify the radio station assets to be included in the Phase 1 Exchange Agreement; and 2) further modify the purchase price under the Phase 1 Purchase Agreement and the cash amount under the Phase 1 Exchange Agreement.

         The Phase 1 Purchase Agreement and the Phase I Exchange Agreement, as amended, will hereafter be referred to as the "Phase 1 Clear Channel Agreements". The transactions contemplated by the Phase 1 Clear Channel Agreements were consummated on August 25, 2000, whereby the Company transferred 25 stations in 5 markets to Clear Channel in exchange for 8 stations in 3 markets plus $91.5 million of cash proceeds.

         On September 6, 2000, Cumulus Media Inc. entered into an Asset Purchase Agreement (the "Phase 2 Asset Purchase Agreement") with Clear Channel Broadcasting, Inc. ("Clear Channel Broadcasting") and Clear Channel Broadcasting Licenses, Inc. ("Clear Channel Licenses"), entities controlled by Clear Channel.

         On September 30, 2000, Cumulus Media Inc. entered into an amendment to the Phase 2 Asset Purchase Agreement (the "Phase 2 Amendment") with Clear Channel. Among other things, the Phase 2 Amendment i) specified the transfer of the Station Assets were as part of a like-kind exchange under Section 1031 of the Internal Revenue Code, and ii) set the closing date for October 2, 2000.

         The transactions contemplated by the Phase 2 Asset Purchase Agreement were consummated on October 2, 2000, whereby the Company sold 28 stations in 5 markets for $68.9 million of initial cash proceeds. Upon receipt of regulatory approval for 6 of the stations being sold, the Company will receive an additional $6.0 million of cash proceeds.

         On October 2, 2000, Cumulus Media Inc. entered into a Tangible Property Purchase Agreement (the "Phase 3 Tangible Property Purchase Agreement") with Capstar ROC. The transactions contemplated by the Phase 3 Tangible Property Purchase Agreement were consummated on October 2, 2000, whereby the Company sold the tangible assets associated with 44 stations in 8 markets to Clear Channel in exchange for cash proceeds of $15.0 million.

         On October 2, 2000, Cumulus Media Inc. entered into an Asset Exchange Agreement (the "Phase 3 Asset Exchange Agreement") with Capstar ROC and Capstar TX.

         On January 12, 2001 Cumulus Media Inc. entered into an Amendment to the Asset Exchange Agreement (the "Phase 3 Amendment") with Capstar ROC and Capstar TX. The Phase 3 Amendment provides, among other things that Clear Channel may elect to consummate the exchange and replacement property purchase of the assets relating to WMHG-AM, Muskegon, Michigan in a closing separate from the Closing of the other Muskegon Stations.

         The transactions contemplated by the Phase 3 Asset Exchange Agreement were consummated on January 18, 2001, whereby the Company transferred 44 stations in 8 markets to Clear Channel in exchange for 4 stations and approximately $36.2 million of additional cash proceeds. Upon receipt of regulatory approval for 1 of the stations being sold, and satisfaction of certain other post-closing conditions, the Company will receive an additional $1.0 million of cash proceeds.

         As of January 18, 2001, the Company had completed substantially all of the acquisitions and divestitures pursuant to the above-described agreements with Clear Channel. Pursuant to the terms of those agreements, Cumulus Broadcasting acquired 12 stations (the "Acquired Stations") in 4 markets. Additionally, pursuant to the terms of those agreements, Cumulus Broadcasting divested 97 stations (the "Divested Stations") in 18 markets.

The acquired and divested markets and stations are as follows:

Phase 1 (completed August 25, 2000):

Assets Acquired

MELBOURNE-TITUSVILLE-COCOA, FLORIDA - WHKR-FM.

SHREVEPORT, LOUISIANA- KRMD-FM, KRMD-AM, KMJJ-FM, KBED-FM
(FCC construction permit).

CEDAR RAPIDS, IOWA- KHAK-FM, KRNA-FM, KDAT-FM.

Assets Divested:

CHATTANOOGA, TENNESSEE - WUSY-FM, WKXJ-FM, WLMX-FM, WIIS-AM, WLOV-FM.

MCALLEN, TEXAS - KTEX-FM, KBFM-FM.

ANN ARBOR, MICHIGAN - WIQB-FM, WQKL-FM, WTKA-AM, WYBN-AM.

SALISBURY, MARYLAND - WLVW-FM, WQHQ-FM, WTGM-AM, WSBY-FM, WJDY-AM, WWFG-FM, WLBW-FM, WOSC-FM.

EAU CLAIRE, WISCONSIN - WATQ-FM, WBIZ-AM, WBIZ-FM, WMEQ-AM, WMEQ-FM, WQRB-FM.

Phase 2 (completed October 2, 2000, with exception of Columbus, GA divestitures which remains pending)

Assets Divested:

MANKATO-NEW ULM-ST. PETER, MINNESOTA- KXLP-FM, KYSM-AM, KYSM-FM, KNSG-FM, KNUJ-FM, KNUJ-AM.

ROCHESTER, MINNESOTA- KMFX-AM, KMFX-FM, KRCH-FM, KWEB-FM, KNFX-AM.

MASON CITY, IOWA - KCHA-AM, KCHA-FM, KCZE-FM, KGLO-AM, KIAI-FM, KLKK-FM,
KWMM-FM.

EVANSVILLE, INDIANA- WGBF-FM, WTRI-FM, WYNG-FM, WGBF-AM.

COLUMBUS, GEORGIA - WVRK-FM, WGSY-FM, WBFA-FM, WAGH-FM, WMLF-AM, WPNX-AM.



Phase 3 (completed January 18, 2001, with exception of WMHG-AM Muskegon, MI divestiture which remains pending):

Assets Acquired:

HARRISBURG, PENNSYLVANIA- WNCE-FM, WNNK-FM, WTCY-AM, WTPA-FM.

Assets Divested:

JONESBORO, ARKANSAS- KIYS-FM, KBTM-AM, KFIN-FM.

MUSKEGON, MICHIGAN- WMUS-FM, WMUS-AM, WMRR-FM, WMHG-AM, WSHZ-FM.

AUGUSTA, GEORGIA- WZNY-FM, WEKL-FM, WBBQ-FM, WBBQ-AM, WGUS-AM, WKSP-FM WPRW-FM.

AUGUSTA-WATERVILLE, MAINE- WIGY-FM, WFAU-AM, WABK-FM, WTOS-FM, WKCG-FM, WCME-FM.

FLORENCE/MUSCLE SHOALS, ALABAMA- WLAY-AM, WLAY-FM, WKGL-FM, WVNA-FM, WVNA-AM.

TUPELO, MISSISSIPPI-WKMQ-AM, WTUP-AM, WWKZ-FM, WWZD-FM, WESE-FM.

MARION-CARBONDALE, ILLINOIS- WVZA-FM, WFRX-AM, WTAO-FM, WDDD-AM, WDDD-FM,
WQUL-FM.

LAUREL-HATTIESBURG, MISSISSIPPI- WEEZ-AM, WJKX-FM, WHER-FM, WUSW-FM, WMFM-FM, WFOR-AM, WNSL-FM.

         The completion of substantially all of the transactions pursuant to the Clear Channel Agreements described herein requires the inclusion, under Article 11 of Regulation S-X, of the pro forma financial statements included herein.

Item 7.

(a)      None

(b)      Pro Forma Financial Information.

              Cumulus Media Inc. Unaudited Pro Forma Statement of Operations for the Year Ended December 31, 1999.

              Cumulus Media Inc. Unaudited Pro Forma Statement of Operations for the Nine Months Ended September 30, 2000.

              Cumulus Media Inc. Unaudited Pro Forma Balance Sheet as of September 30, 2000.

(c)      Exhibits:

2.1 Asset Purchase Agreement (the "Phase 1 Purchase Agreement") by and between Cumulus Broadcasting, Inc. ("Cumulus Broadcasting") and Cumulus Wireless Services, Inc. ("Cumulus Wireless"), wholly owned subsidiaries of Cumulus Media Inc. (the "Company"), and Cumulus Licensing Corp. ("Cumulus Licensing"), a wholly owned subsidiary of Cumulus Broadcasting and Capstar Radio Operating Company ("Capstar ROC") and Capstar TX Limited Partnership ("Capstar TX") dated March 5, 2000.

2.2 Asset Exchange Agreement (the "Phase 1 Exchange Agreement") by and between Cumulus Broadcasting, and Cumulus Wireless and Cumulus Licensing Corp. and Capstar Radio Operating Company ("Capstar ROC") and Capstar TX Limited Partnership ("Capstar TX") dated March 5, 2000.

2.3 Amendment Agreement (the "First Amendment") by and between Cumulus Broadcasting, and Cumulus Wireless and Cumulus Licensing Corp. and Capstar Radio Operating Company ("Capstar ROC") and Capstar TX Limited Partnership ("Capstar TX") dated June 5, 2000.

2.4 Second Amendment Agreement (the "Second Amendment") by and between Cumulus Broadcasting, and Cumulus Wireless and Cumulus Licensing Corp. and Capstar Radio Operating Company ("Capstar ROC") and Capstar TX Limited Partnership ("Capstar TX") dated July 17, 2000.

2.5 Asset Purchase Agreement (the "Phase 2 Asset Purchase Agreement") by and between Cumulus Broadcasting, Cumulus Wireless and Cumulus Licensing and Clear Channel Broadcasting, Inc. ("Clear Channel Broadcasting") and Clear Channel Broadcasting Licenses, Inc. ("Clear Channel Licenses") dated September 6, 2000.

2.6 Amendment Agreement (the "Phase 2 Amendment Agreement") by and between Cumulus Broadcasting, Cumulus Wireless and Cumulus Licensing and Clear Channel Broadcasting, Inc. ("Clear Channel Broadcasting") and Clear Channel Broadcasting Licenses, Inc. ("Clear Channel Licenses") dated September 30, 2000.

2.7 Tangible Property Purchase Agreement (the "Phase 3 Tangible Property Purchase Agreement") by and between Cumulus Broadcasting, Cumulus Wireless and Cumulus Licensing and Capstar Radio Operating Company ("Capstar ROC") dated October 2, 2000.

2.8 Asset Exchange Agreement (the "Phase 3 Asset Exchange Agreement") by and between Cumulus Broadcasting, Cumulus Wireless and Cumulus Licensing and Capstar Radio Operating Company ("Capstar ROC") and Capstar TX Limited Partnership ("Capstar TX") dated October 2, 2000.

2.9 Amendment Agreement (the "Phase 3 Amendment Agreement") by and between Cumulus Broadcasting, Cumulus Wireless and Cumulus Licensing and Capstar Radio Operating Company ("Capstar ROC") and Capstar TX Limited Partnership ("Capstar TX") dated January 12, 2001.


All Exhibits are filed herewith.


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be singed on its behalf by the undersigned hereunto duly authorized.


                              CUMULUS MEDIA

                              By:  /s/ Martin R. Gausvik
                                   ----------------------
                                   Martin R. Gausvik
                                   Executive Vice President
                                   Chief Financial Officer
                                   and Treasurer


Date: February 2, 2001

                        EXHIBIT INDEX



                                                                   SEQUENTIALLY
                                                                     NUMBERED
 EXHIBIT NO.                      DESCRIPTION                          PAGE
 -----------                      -----------                      ------------


2.1 Asset Purchase Agreement (the "Phase 1 Purchase Agreement") by and between Cumulus Broadcasting, Inc. ("Cumulus Broadcasting") and Cumulus Wireless Services, Inc. ("Cumulus Wireless"), wholly owned subsidiaries of Cumulus Media Inc. (the "Company"), and Cumulus Licensing Corp. ("Cumulus Licensing"), a wholly owned subsidiary of Cumulus Broadcasting and Capstar Radio Operating Company ("Capstar ROC") and Capstar TX Limited Partnership ("Capstar TX") dated March 5, 2000.

2.2 Asset Exchange Agreement (the "Phase 1 Exchange Agreement") by and between Cumulus Broadcasting, and Cumulus Wireless and Cumulus Licensing Corp. and Capstar Radio Operating Company ("Capstar ROC") and Capstar TX Limited Partnership ("Capstar TX") dated March 5, 2000.

2.3    Amendment Agreement (the "First Amendment") by and between
       Cumulus Broadcasting, and Cumulus Wireless and Cumulus
       Licensing Corp. and Capstar ROC and Capstar TX dated June 5,
       2000.

2.4 Second Amendment Agreement (the "Second Amendment") by and between Cumulus Broadcasting, and Cumulus Wireless and
       Cumulus Licensing Corp. and Capstar ROC and Capstar TX dated
       July 17, 2000.

2.5    Asset Purchase Agreement (the "Phase 2 Asset Purchase
       Agreement") by and between Cumulus Broadcasting, Cumulus
       Wireless and Cumulus Licensing and Clear Channel
       Broadcasting, Inc. ("Clear Channel Broadcasting") and Clear Channel Broadcasting Licenses, Inc. ("Clear Channel
       Licenses") dated September 6, 2000.

2.6 Amendment Agreement (the "Phase 2 Amendment Agreement") by and between Cumulus Broadcasting, Cumulus Wireless and
       Cumulus Licensing and Clear Channel Broadcasting and Clear
       Channel Licenses dated September 30, 2000.

2.7 Tangible Property Purchase Agreement (the "Phase 3 Tangible Property Purchase Agreement") by and between Cumulus
       Broadcasting, Cumulus Wireless and Cumulus Licensing and
       Capstar ROC dated October 2, 2000.

2.8    Asset Exchange Agreement (the "Phase 3 Asset Exchange
       Agreement") by and between Cumulus Broadcasting, Cumulus
       Wireless and Cumulus Licensing and Capstar ROC and Capstar
       TX dated October 2, 2000.

2.9 Amendment Agreement (the "Phase 3 Amendment Agreement") by and between Cumulus Broadcasting, Cumulus Wireless and
       Cumulus Licensing and Capstar ROC and Capstar TX dated
       January 12, 2001.



All exhibits are filed herewith.

              UNAUDITED PRO FORMA FINANCIAL STATEMENTS

          On January 18, 2001, Cumulus Media, Inc. (the "Company") completed substantially all of the third and final phase of an asset exchange and sale transaction with Clear Channel Communications ("Clear Channel"). Pursuant to the terms of the third phase, the Company would transfer 44 stations in 8 markets to Clear Channel in exchange for 4 stations in 1 market plus $51.2 million of initial cash proceeds. Upon receipt of regulatory approval for 1 of the stations being sold pursuant to the third phase, and satisfaction of certain other post-closing conditions, the Company will receive $1.0 million of additional cash proceeds. On October 2, 2000, the Company received $15.0 million of cash proceeds in connection with the third phase, and on January 18, 2001, the Company received the remaining $36.2 million of cash proceeds from the third phase. The Company completed substantially all of the second phase of the asset exchange and sale transaction with Clear Channel on October 2, 2000, whereby the Company transferred 28 stations in 5 markets for $68.9 million of initial cash proceeds. Upon receipt of regulatory approval for 6 of the stations being sold pursuant to the second phase, the Company will receive an additional $6.0 million of cash proceeds. The Company completed the first phase of the asset exchange and sale transaction with Clear Channel on August 25, 2000, whereby the Company transferred 25 stations in 5 markets to Clear Channel in exchange for 8 stations in 3 markets plus $91.5 million of cash proceeds. The cash proceeds from the first and second phases of the asset exchange and sale transaction with Clear Channel were used to facilitate closing of an unrelated transaction to acquire 35 stations in 9 markets from Connoisseur Communications Partners, LP ("Connoisseur") for a total purchase price of $257.8 million in cash. The Company's acquisition of stations from Connoisseur was completed on October 2, 2000.

          The following unaudited pro forma financial statements are based on the respective historical financial statements of the Company, giving effect to:
(i) the Company's asset exchange and sale transaction with Clear Channel, and
(ii) the Company's acquisition of stations from Connoisseur, using the assumptions and adjustments described in the accompanying notes to the unaudited pro forma financial statements. The unaudited pro forma financial statements reflect the use of the purchase method of accounting for all acquisitions. The unaudited pro forma statements of operations for the 9 months ended September 30, 2000 and the year ended December 31, 1999 reflect adjustments as if the Clear Channel asset exchange and sale transaction and the Connoisseur acquisition had occurred on January 1, 1999. The unaudited pro forma balance sheet as of September 30, 2000 gives effect to the Clear Channel asset exchange and sale transaction and the Connoisseur acquisition as if they had occurred on September 30, 2000. The information set forth under the heading "The Company Historical" in the pro forma statements of operations includes results relating to local marketing agreements ("LMAs") with certain of the acquired stations. The financial effects of the transactions presented in the unaudited pro forma financial statements are not necessarily indicative of either the financial position or results of operations that would have been obtained had the acquisition actually occurred on the dates set forth above, nor are they necessarily indicative of the results of future operations.

          All pro forma financial information should be read in conjunction with our consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 1999, as amended, and our Quarterly Reports on Form 10-Q and the other information that we filed with the Securities and Exchange Commission from time to time.

                               CUMULUS MEDIA INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                                           (E)         (A)+(B)+(C)
                                                                                                        PRO FORMA      +(D)+(E)=(F)
                                                                                                       ADJUSTMENTS      PRO FORMA
                                                                                                     FOR THE COMPANY   AS ADJUSTED
                                                                                                     HISTORICAL, THE     FOR THE
                                        (A)            (B)              (C)              (D)           DIVESTITURES    DIVESTITURES
                                    THE COMPANY   CLEAR CHANNEL     CLEAR CHANNEL    CONNOISSEUR         AND THE         AND THE
                                     HISTORICAL  ACQUISITIONS (1)  DIVESTITURES (2) ACQUISITIONS (3)  ACQUISITIONS     ACQUISITIONS
                                    ------------ ----------------  ---------------  ---------------  ---------------   ------------
 STATEMENT OF OPERATIONS DATA:

 Revenues                           $   194,940    $   23,560         $(64,252)      $  44,668          $ (1,041) (4)    $ 197,875)
 Less: agency commissions               (14,921)       (2,201)           5,188          (4,630)             -              (16,564)
                                    -----------    ----------         --------       ---------          --------         ---------

 Net revenues                           180,019        21,359          (59,064)         40,038            (1,041)          181,311

 Operating Expenses:
 Station operating expenses
    excluding depreciation,
    amortization and LMA fees           133,328        13,071          (36,901)         27,480            (1,041) (4)      135,937

 Depreciation and amortization           32,564         5,637          (10,613)          5,220             8,725  (5)       41,533

 LMA Fees                                 4,165          -                (883)           -                                  3,282

 Corporate general and
    administrative expenses               8,204          -                -              3,172              -               11,376

 Non-cash stock compensation
    expense                                -             -                -                798                                 798
                                    -----------    ----------         --------       ---------          --------         ---------
 Operating Expenses                     178,261        18,708          (48,397)         36,670             7,684           192,926

                                    -----------    ----------         --------       ---------          --------         ---------
 Operating income (loss)                  1,758         2,651          (10,667)          3,368            (8,725)          (11,615)
                                    -----------    ----------         --------       ---------          --------         ---------

 Nonoperating income (expense):
 Interest expense                       (27,041)         -                  24          (4,297)             -              (31,314)
 Interest income                          4,164          -                -               -               (1,225) (6)        2,939
 Gain (loss) on sale of asset              -             -                -               -                 -                 -
 Other income (expense)                     627           (86)              (1)           (340)             -                  200
                                    -----------    ----------         --------       ---------          --------         ---------
 Nonoperating expenses, net             (22,250)          (86)              23          (4,637)           (1,225)          (28,175)

 Income (loss) before
    income taxes                        (20,492)        2,565          (10,644)         (1,269)           (9,950)          (39,790)

 Income tax (expense) benefit             6,870        (1,095)           4,258             508             3,980  (7)       14,521
                                    -----------    ----------         --------       ---------          --------         ---------

 Net income (loss)                      (13,622)        1,470           (6,386)           (761)           (5,970)          (25,269)


 Preferred stock dividends              (23,790)         -                -               -                 -              (23,790)
                                    -----------    ----------         --------       ---------          --------         ---------

 Net income (loss) attributable
    to common stockholders          $   (37,412)   $    1,470         $ (6,386)      $    (761)         $ (5,970)        $ (49,059)
                                    ===========    ==========         ========       =========          ========         =========
 Basic and diluted income
    (loss) per share                     ($1.50)                                                                            ($1.97)

 Weighted average common
    shares outstanding                   24,938                                                                             24,938




           See accompanying notes to Unaudited Pro Forma Consolidated
                            Statement of Operations.

            NOTES TO THE UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                 (IN THOUSANDS)

     The pro forma financial results exclude the effects of estimated cost savings which management believes will result from the integration of our completed acquisitions.

(1) Reflects historical revenues and expenses of stations acquired by us from Clear Channel Communications on August 25, 2000 and January 18, 2001 for the period from January 1, 1999 through December 31, 1999.

(2) Reflects the historical revenues and expenses of stations divested by us to Clear Channel Communications on August 25, 2000, October 2, 2000 and January 18, 2001 for the period from January 1, 1999 through
     December 31, 1999.

(3) Reflects the historical revenues and expenses of stations acquired by us on October 2, 2000 from Connoisseur Communications Partners, L.P. for the period from January 1, 1999 through December 31, 1999.

(4) To eliminate $1,041 in management agreement revenue recorded by Cumulus in the 1999 Company historical and the offsetting broker fee expense recorded by Connoisseur Communications Partners, L.P. in their Consolidated Statement of Operations for the year ended December 31, 1999.

(5) Reflects (i) the change in depreciation and amortization expense resulting from conforming the estimated useful lives of our acquired assets to our policies and (ii) the additional depreciation and amortization expense resulting from the allocation of the purchase price to the estimated fair market value of the assets acquired net of assets divested. On a pro forma basis, depreciation expense is $12,853 and amortization expense is $28,680 after giving effect to the completed divestitures and acquisitions. Depreciation expense has been calculated on a straight-line basis using a weighted average life of seven years for property and equipment. Amortization of Intangible Assets has been calculated on a straight-line basis over 25 years. Non-compete agreements are being amortized over the lives of the agreements which range from one to three years.

     We allocate the purchase prices of the acquired stations based on evaluations of the assets acquired and the liabilities assumed. We believe that the excess of cost over the fair value of tangible net assets of an acquired radio station almost exclusively relates to the value of the FCC broadcasting license. We believe that the purchase price allocation method described above is consistent with general practice in the radio broadcasting industry.

(6) Adjustment to reduce historical interest income to reflect the effects of net cash used in our completed acquisitions for the year ended
     December 31, 1999.

(7) Adjustment to reflect the application of the Company's estimated tax rate of 40% to the combined pre-tax income (loss) of the entities divested and entities acquired on a pro forma basis for the period from January 1, 1999 through December 31, 1999.

                               CUMULUS MEDIA INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                                                      (A)+(B)+(C)+
                                                                                                          (E)          (D)+(E)=(F)
                                                                                                       PRO FORMA      PRO FORMA AS
                                                                                                      ADJUSTMENTS     ADJUSTED FOR
                                                                                                    FOR THE COMPANY   FOR THE 2000
                                                                       (C)                          HISTORICAL, THE     COMPLETED
                                      (A)            (B)              CLEAR              (D)          DIVESTITURES    DIVESTITURES
                                  THE COMPANY   CLEAR CHANNEL        CHANNEL        CONNOISSEUR         AND THE            AND
                                   HISTORICAL  ACQUISITIONS (1)  DIVESTITURES (2)  ACQUISITIONS (3)  ACQUISITIONS     ACQUISITIONS
                                  ------------ ----------------  --------------   ---------------   ---------------   ------------
 Statement of Operations Data:

 Revenues                         $ 183,257     $  16,345          $  (53,898)     $  45,747        $  (9,968)  $(4)      $ 181,483
 Less: agency commissions           (14,787)       (1,606)              4,263         (3,659)             -                 (15,789)
                                  ---------     ---------          ----------      ---------        ---------             ---------

 Net revenues                       168,470        14,739             (49,635)        42,088           (9,968)              165,694

 Operating Expenses
 Station operating expenses
    excluding depreciation,
    amortization and LMA Fees       151,137         8,414             (40,944)        31,338           (9,968)   (4)        139,977

 Depreciation and amortization       30,477         7,868             (10,584)         3,984             (595)   (5)         31,150
 LMA Fees                             3,739          -                 (1,063)           296             -                    2,972
 Corporate general and
   administrative expenses           12,460          -                    (90)         1,900             -                   14,270
 Restructuring and other
   charges                            9,296          -                   -              -                -                    9,296

 Non-cash stock compensation
   expense                             -             -                   -               201             -                      201
                                  ---------     ---------          ----------      ---------        ---------             ---------
Operating Expenses                  207,109        16,282             (52,681)        37,719          (10,563)              197,866

 Operating income (loss)            (38,639)       (1,543)              3,046          4,369              595               (32,172)
                                  ---------     ---------          ----------      ---------        ---------             ---------

 Nonoperating income (expense):
 Interest expense                   (24,071)           (2)                118         (1,906)                               (25,861)
 Interest income                      6,094            (1)               -              -              (3,889)   (6)          2,204
 Gain (loss) on sale of asset             -         8,632                -              -              (8,632)   (7)              -
 Other income (expense)              68,073             9                  (1)          (697)            -                   67,384
                                  ---------     ---------          ----------      ---------        ---------             ---------
 Nonoperating income (expense),
   net                               50,096         8,638                 117         (2,603)         (12,521)               43,727

 Income (loss) before income
   taxes                             11,457         7,095               3,163          1,766          (11,926)               11,555

 Income tax benefit (expense)        (6,361)       (2,838)             (1,265)          (706)           4,770    (8)         (6,400)
                                  ---------     ---------          ----------      ---------        ---------             ---------

Net income (loss)                     5,096         4,257               1,898          1,060           (7,156)                5,155

 Preferred stock dividends
   and accretion of discount         (10,982)         -                   -              -                -                 (10,982)
                                  ----------     --------          ----------      ---------        ---------             ---------

 Net income (loss) attributable
   to common stockholders            (5,886)        4,257               1,898          1,060           (7,156)               (5,827)
                                  ==========     ========          ==========      =========        =========             =========

 Basic and diluted income
   (loss) per share                  ($0.17)                                                                                 ($0.17)

 Weighted average common shares
   outstanding                       35,130                                                                                  35,130




           See accompanying notes to Unaudited Pro Forma Consolidated
                            Statement of Operations.

                  NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED
                             STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                                 (IN THOUSANDS)


     The pro forma financial results exclude the effects of estimated cost savings which management believes will result from the integration of our completed and pending acquisitions.

(1) Reflects historical revenues and expenses of stations acquired by us from Clear Channel Communications on August 25, 2000 and January 18, 2001 for the period from January 1, 2000 through the earlier of date the stations were acquired by us or September 30, 2000.

(2) Reflects the historical revenues and expenses of stations divested by us to Clear Channel Communications on August 25, 2000, October 2, 2000 and January 18, 2001, for the period from January 1, 2000 through the earlier of the date of divestiture or September 30, 2000.

(3) Reflects the historical revenues and expenses of stations acquired by us from Connoisseur Communications Partners, L.P. on October 2, 2000 for the period from January 1, 2000 through September 30, 2000.

(4) To eliminate $9,968 in management agreement revenues recorded by Cumulus in the September 30, 2000 Company historical and the offsetting broker fee expense recorded by Connoisseur Communications Partners, L.P. in their Consolidated Statement of Operations for the nine months ended
     September 30, 2000.

(5) Reflects (i) the change in depreciation and amortization expense resulting from conforming the estimated useful lives of our acquired assets, to our policies and (ii) the additional depreciation and amortization expense resulting from the allocation of the purchase price to the estimated fair market value of the assets acquired, net of assets divested. On a pro forma basis, depreciation expense is $9,640 and amortization expense is $21,510 after giving effect to the completed acquisitions and divestitures. Depreciation expense has been calculated on a straight-line basis using a weighted average life of seven years for property and equipment. Amortization of Intangible Assets has been calculated on a straight-line basis over 25 years. Non-compete agreements are being amortized over the lives of the agreements which range from one to three years.

     We allocate the purchase prices of the acquired stations based on evaluations of the assets acquired and the liabilities assumed. We believe that the excess of cost over the fair value of tangible net assets of an acquired radio station almost exclusively relates to the value of the FCC broadcasting license. We believe that the purchase price allocation method described above is consistent with general practice in the radio broadcasting industry.

(6) Adjustments to reduce historical interest income to reflect the effects of net cash used in our completed acquisitions for the nine months ended September 30, 2000.

(7) Adjustment recorded to eliminate the non-recurring gain on sale of assets recorded by Clear Channel Communications on the 2000 sale of radio stations in Cedar Rapids, IA and Shreveport, LA to Cumulus.

(8) Adjustment to reflect the application of the Company's estimated tax rate of 40% to the combined pre-tax income (loss) of the entities divested and entities acquired on a pro forma basis for the period from January 1, 2000 through September 30, 2000.

                               CUMULUS MEDIA INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2000
                             (Dollars in thousands)

                                                                                     (B)
                                                                                  PRO FORMA                (C)
                                                                                 ADJUSTMENTS            PRO FORMA      (A)+(B)+(C)
                                                                     (A)        FOR THE CLEAR        ADJUSTMENTS FOR      =(D)
                                                                 THE COMPANY       CHANNEL           THE CONNOISSEUR    PRO FORMA
                                                                  HISTORICAL     TRANSACTIONS        ACQUISITIONS (3)    COMBINED
                                                                 -----------    -------------        ----------------  ------------
 ASSETS:

 Current assets:
 Cash and cash equivalents                                       $    42,467     $   206,956     (1)  $  (112,643)     $    58,780
                                                                                 $   (78,000)    (2)
 Restricted Cash                                                 $    91,467     $         -          $   (91,467)     $         -
 Accounts receivable, less allowance for doubtful accounts            40,159               -                    -      $    40,159
 Prepaid expenses and other current assets                             9,672               -                    -      $     9,672
                                                                 -----------     -----------          -----------      -----------
    Total current assets                                             183,765         128,956             (204,110)         108,611

 Property and equipment, net                                          76,535         (19,660)    (1)       25,296           89,971
                                                                                       2,202     (2)
 Intangible assets, net                                              569,360        (150,232)    (1)      227,666          716,994
                                                                                      75,798     (2)
 Other assets                                                         93,714               -              (48,852)          44,862
                                                                 -----------     -----------          -----------      -----------
    Total assets                                                 $   923,374     $    37,064          $         -      $   960,438
                                                                 ===========     ===========          ===========      ===========
 LIABILITIES AND STOCKHOLDERS' EQUITY:

 Current liabilities:
 Accounts payable and accrued expenses                           $    25,496     $         -          $         -           25,496
 Current portion of long-term debt                                        20               -                    -               20
 Other Current Liabilities                                               848               -                    -              848

    Total current liabilities                                         26,364               -                    -           26,364


 Long-term debt                                                      285,211               -                    -          285,211
  Other liabilities                                                    1,635             (47)    (1)            -            1,588
  Deferred income taxes                                               11,810          14,531     (1)            -           26,341

    Total liabilities                                                325,020          14,484     (1)            -          339,504

 Series A Cumulative Exchangeable Redeemable Preferred
   Stock due 2009, stated value $1,000 per share, 109,874
   issued and outstanding                                            113,714                                    -          113,714

Stockholders' equity:
 Class A Common Stock, par value $.01 per share, 50,000,000
   shares authorized; 28,378,976 shares issued and outstanding           284               -                    -              284

 Class B Common Stock, par value $.01 per share, 20,000,000
   shares authorized; 4,479,343 shares issued and outstanding             45               -                    -               45

 Class A Common Stock, par value $.01 per share, 30,000,000
   shares authorized; 2,307,277 shares issued and outstanding             23               -                    -               23


 Additional paid-in-capital                                          518,257               -                    -          518,257
                                                                                           -                                     -
 Loans to Officers                                                   (10,583)              -                    -          (10,583)
 Retained earnings (Accumulated deficit)                             (23,386)         22,580     (1)            -             (806)
                                                                 -----------     -----------          -----------      -----------
    Total stockholders' equity                                       484,640          22,580                    -          507,220

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $   923,374     $    37,064          $         -      $   960,438
                                                                 ===========     ===========          ===========      ===========

 See accompanying notes to the unaudited consolidated pro forma balance sheet.

           NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2000
                                 (IN THOUSANDS)



1) To record the completion of the Clear Channel asset exchange and sale transaction in which Cumulus sold 72 stations in 13 markets for $206.9 million in total consideration; $128.9 million in cash, and four stations in Harrisburg, PA valued at $78.0 million. The Company did not sell cash, accounts receivable and certain other working capital items to Clear Channel Communications.

         Upon receipt of regulatory approval for 6 of the stations being sold in the phase 2 transactions, the Company will receive an additional $6.0 million of cash proceeds. Upon receipt of regulatory approval for 1 of the stations being sold in the phase three transactions, and satisfaction of certain other post-closing conditions, the Company will receive an additional $1.0 million of cash proceeds.

2) To record the allocation of the $78.0 million in purchase price paid for four stations in Harrisburg, PA. The Company did not purchase cash, accounts receivable, and certain other working capital items from Clear Channel Communications. The pro forma allocation of the purchase price for the Harrisburg stations is as follows:


     Property and equipment...................................   $  2,202
     Intangible assets, principally broadcast licenses........     75,798
                                                                 --------
                                                                 $ 78,000
                                                                 ========

         The first phase of the Clear Channel transaction was completed on August 25, 2000 and is reflected in the Company's balance sheet at September 30, 2000.

3) To record the allocation of the $253.0 million in purchase price paid for the Connoisseur Communications Partners, L.P. acquisition consummated on October 2, 2000. The Company did not purchase cash, accounts receivable, and certain other working capital items from Connoisseur Communications Partners, L.P. The pro forma allocation of the purchase price is as follows:



     Property and equipment...................................   $ 25,296
     Intangible assets, principally broadcast licenses........    227,666
                                                                 --------
                                                                 $252,962
                                                                 ========